UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 11, 2024
OPEN LENDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39326	84-5031428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1501 S. MoPac Expressway
Suite 450
Austin, Texas 78746
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 512-892-0400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPRO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Transition

On September 11, 2024, the Board of Directors (the “Board”) of Open Lending Corporation (the “Company”) announced that it has appointed Charles D. Jehl as the Chief Executive Officer of the Company on a permanent, non-interim basis and elected Mr. Jehl as a member of the Board, each effective as of the same date. In addition, the Board has initiated a comprehensive search process to identify permanent successors to the Chief Financial Officer, Treasurer and Chief Operating Officer roles at the Company. Mr. Jehl will continue to serve as the Interim Chief Financial Officer and Treasurer, and the Chief Operating Officer role will be vacant, while this process is underway.

Charles D. Jehl, 56, has served as the Interim Chief Executive Officer and the Chief Operating Officer of the Company since March 2024 and as the Chief Financial Officer and Treasurer of the Company since August 2020. Prior to that, Mr. Jehl served as a consultant to the Company since April 2020. Prior to his time with the Company, Mr. Jehl spent 14 years at Forestar Group Inc., a New York Stock Exchange-listed company (“Forestar”), in a variety of executive leadership roles including Chief Financial Officer and Treasurer from 2015 through 2019 and Chief Accounting Officer from 2005 through 2013. Prior to Forestar, he held various leadership roles at Guaranty Insurance Services Inc. from 2000 through 2005, including Chief Operations Officer and Chief Financial Officer. Mr. Jehl holds a Bachelor of Arts degree in Accounting from Concordia University at Austin.

Mr. Jehl does not have any family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, there is no arrangement or understanding between him and any other person(s) pursuant to which he was selected as an officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company has entered into its standard form of officer indemnification agreement with Mr. Jehl, the form of which is filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on June 15, 2020.

On September 12, 2024, the Company issued a press release in connection with the foregoing transitions. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Amended and Restated Employment Agreement with Mr. Jehl

In connection with Mr. Jehl’s appointment, on September 11, 2024, the Company and Mr. Jehl amended and restated his employment agreement dated August 28, 2020 and as first amended on November 5, 2020 and further amended on March 22, 2024 (as so amended and restated, the “Jehl Employment Agreement”). Pursuant to the Jehl Employment Agreement, Mr. Jehl will serve as the Chief Executive Officer of the Company. In addition, the Jehl Employment Agreement provides that Mr. Jehl will continue to serve as the Interim Chief Financial Officer and Treasurer of the Company until a permanent successor is appointed.

Pursuant to the Jehl Employment Agreement, Mr. Jehl will be paid an annual base salary of $500,000 and will be eligible to receive an annual cash incentive bonus with a target of 100% of his base salary based on the attainment of performance measures established by the Board or the Compensation Committee of the Board. In the event of a change in control of the Company, Mr. Jehl will be eligible to receive a prorated annual cash incentive bonus at the greater of the target or actual level of performance as of the date of the change in control. The Jehl Employment Agreement provides that, commencing in 2026, Mr. Jehl will be eligible to receive annual long-term incentive awards with a target value of $2,500,000, which target will be subject to increase or decrease from time to time as determined by the Board or the Compensation Committee of the Board and of which 60% will be granted in the form of performance-based restricted stock units that will vest or be forfeited at the end of a three-year performance period and 40% will be in the form of time-based restricted stock units that vest over four-years following the date of grant, in either case, subject to continued employment through the applicable vesting dates. In fiscal year 2025, Mr. Jehl will receive an annual long-term incentive award with a minimum target value of $2,500,000, which will consist of 60% granted in the form of performance-based restricted stock units and 40% time-based restricted stock units. In the event Mr. Jehl is terminated by the Company without cause or he resigns for good reason immediately prior to, or on or within the 12-month period following a change in control of the Company, then his annual time-based restricted stock units will accelerate and vest. If any performance-based restricted stock units are assumed or substituted in connection with a change in control of the Company, then the award will be converted to time-based restricted stock units at the time of the change in control, with performance scored at the greater of target or actual level of performance.

In addition, the Jehl Employment Agreement provides upon Mr. Jehl’s termination of employment from the Company for good reason or a termination of employment by the Company without cause, in either case, other than immediately prior to, on or within 12 months following a change in control of the Company, Mr. Jehl will be eligible to receive continued payment of his then-current base salary for 24 months and up to 18 months of subsidized COBRA coverage. The Jehl Employment Agreement further provides that if such termination of employment occurs immediately prior to, on or within 12 months following a change in control of the Company, Mr. Jehl will be eligible to receive (i) a lump-sum equal to two times the sum of (x) his then-current base salary plus (y) his annual incentive bonus based on the attainment of the actual level of performance as determined by the Board or the Compensation Committee of the Board immediately prior to the date of the change in control and extrapolated for the remainder of the fiscal year in which the change in control occurs or, if higher, Mr. Jehl’s target annual cash incentive bonus for the then current year if such termination of employment occurs during the first half of the year, and (ii) up to 18 months of subsidized COBRA coverage.

The foregoing severance benefits are subject to the execution and nonrevocation of a release of claims in favor of the Company and continued compliance with post-termination restrictive covenants. The Jehl Employment Agreement provides that if Mr. Jehl receives any amount, whether under the Jehl Employment Agreement or otherwise, that is subject to the excise tax imposed pursuant to Section 4999 of the Internal Revenue Code, the amount of the payments to be made to the participant will be reduced to the extent necessary to avoid imposition of the excise tax, but only if the net amount of the reduced payments exceeds the net amount that Mr. Jehl would receive following imposition of the excise tax and all income and related taxes.

The foregoing description of the Jehl Employment Agreement is qualified in its entirety by reference to the text of the Jehl Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

10.1	Amended and Restated Employment Agreement by and between the Company and Charles D. Jehl, dated September 11, 2024.
99.1	Press Release issued by the Company on September 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN LENDING CORPORATION

By:	/s/ Matthew Stark
Name:	Matthew Stark
Title:	Chief Legal and Compliance Officer and Corporate Secretary
Date: September 12, 2024

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